POWER OF ATTORNEY
I, Dennis B. Gillings, a resident of North Carolina, of legal age and legally competent for all purposes, do hereby grant this Power of Attorney to Cynthia Roberts, who is of legal age and who is legally competent for all purposes, and with full power of substitution so that she may perform any and all acts necessary to achieve the purposes, described herein below. I expressly authorize the said attorney-in-fact to complete, execute and deliver, and to do and perform any and all acts on my behalf necessary or desirable to complete, execute and deliver, to the Securities and Exchange
Commission on my behalf and on behalf of any trust of which I am a trustee the Initial Statement of Beneficial Ownership of Securities
on Form 3, the Statement of Changes in Beneficial Ownership on Form
4, the Annual Statement of Changes in Beneficial Ownership on Form 5
and any amendments to said Form 3, Form 4 or Form 5 for securities of
Icagen, Inc. (the "Company") that I or any trust of which I am a trustee now or hereafter beneficially own based on the information which I shall provide. The authority under this Power of Attorney shall continue until the undersigned is no longer required to file
Forms 3, 4 and 5 with regard to the ownership of or transactions in securities of the Company by the undersigned or any trust which the undersigned is a trustee, unless earlier revoked in writing.
The undersigned acknowledges that Cynthia Roberts is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

IN TESTIMONY WHEREOF, I hereby sign this Power of Attorney in the
City of Durham, on this the 31 day of January, 2005.

/Dennis B. Gillings/

Dennis B. Gillings
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